Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No.333-199185) of Ellington Residential Mortgage REIT of our report dated March 12, 2015 relating to the financial statements, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
March 12, 2015